Exhibit 5.1

January 29, 2018

Sun Hydraulics Corporation

1500 West University Parkway

Sarasota, FL 34243

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Sun Hydraulics Corporation, a Florida corporation (the “Company”), in connection with the preparation and filing of its Registration Statement on Form S-3 (the “Registration Statement”), including the Prospectus constituting a part thereof (the “Prospectus”) ,with the Securities and Exchange Commission (the “Commission”) pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the registration of shares of its common stock, par value $0.001 per share (“Shares”). The Shares may be offered in amounts, at prices, and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, Prospectus or related applicable Prospectus Supplement, other than as expressly stated herein with respect to the issue of the Shares.

In connection with the following opinions, we have examined and have relied upon copies of: (1) the Amended and Restated Articles of Incorporation of the Company, as amended (the “Articles of Incorporation”), (2) Amended and Restated By-Laws of the Company, (3) the Registration Statement including the Prospectus included therein, and (4) such other documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinions herein set forth.

Based upon and subject to the foregoing, it is our opinion that all requisite action necessary to make any Shares validly issued, fully paid and non-assessable shall have been taken when (1) the Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to authorize the issuance and sale of the Shares and (2) such Shares shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

Sun Hydraulics Corporation

January 29, 2018

The foregoing opinion is limited to the Florida Business Corporation Act and the Federal laws of the United States as in effect on the date of this letter, and we are expressing no opinion as to the effect of the laws of any other jurisdiction or as of any later date.

The foregoing opinions assume that, at the time of the authentication or delivery of the Shares, (i) the Registration Statement will have become effective under the Securities Act and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect; (ii) one or more Prospectus Supplements will be prepared and filed with the Commission describing the Shares offered thereby; (iii) the Shares will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable resolutions of the Board of Directors of the Company or duly authorized committee thereof authorizing such sale and any applicable underwriting agreement and in the manner contemplated in the Registration Statement and the applicable Prospectus Supplement; and (iv) there will be sufficient Shares authorized under the Articles of Incorporation, as restated and/or amended, and not otherwise reserved for issuance.

We consent to the filing of this opinion with the Registration Statement and to the use of our name therein under the caption “Legal Opinions.” Such consent, however, is not an admission that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shumaker, Loop & Kendrick, LLP